SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                              AMENDMENT NO. 1

                                 FORM 8-K/A

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(a) of
                    the Securities Exchange Act of 1934

                              Date of Report

                            December 11, 1998


                           COMPUDYNE CORPORATION
          (Exact name of registrant as specified in its charter)

                                  NEVADA
               (State or other jurisdiction of incorporation)

     1-4245                                          23-1408659
(Commission File Number)               (IRS Employer Identification No.)


90 State House Square
Hartford, Connecticut 06103-3720
(Address of principal executive office)


Registrant's telephone number, including area code
(203) 247-7611


     This Amendment No. 1 to the Registrant's Current Report on Form 8-K, dated December 11, 1998, is made in order to file, as required in Items 7(a) and 7(b), respectively, of Form 8-K, the audited combined financial statements of Norment Industries, Inc. and Norshield Corporation ("Norment and Norshield") and pro-forma financial information in connection with the Registrant's acquisition of all of the common stock of Norment and Norshield.

     Items 7(a) and 7(b) of the Registrant's Current Report on
Form 8-K, dated December 11, 1998 are amended to read as follows:


Item 7.  Financial Statements and Exhibits

(a) Combined balance sheets of Norment and Norshield as of February 28, 1998 and November 28, 1998 and the related combined statements of income and net assets and cash flows for the nine months ended November 28, 1998, and the combined statements of income, net assets and cash flows of Norment and Norshield for the years ended February 28, 1998 and March 1, 1997, together with the report thereon by Arthur Andersen LLP, independent public accountants, are set forth as follows:


                      Norment Industries, Inc. and
                         Norshield Corporation


                  Combined Financial Statements as of
                November 28, 1998 and February 28, 1998
                     Together With Auditors' Report


              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To: Norment Industries, Inc. and
    Norshield Corporation:

We have audited the accompanying combined balance sheets of Norment Industries, Inc. (a Delaware corporation) and Norshield Corporation (an Alabama corporation) as of November 28, 1998 and February 28, 1998 and the related combined statements of income, net assets, and cash flows for the nine month period ended November 28, 1998 and for each of the two fiscal years in the period ended February 28, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Norment Industries, Inc. and Norshield Corporation as of November 28, 1998 and February 28, 1998 and the combined results of their operations and their cash flows for the nine month period ended November 28, 1998 and for each of the two fiscal years in the period ended February 28, 1998 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP


Birmingham, Alabama
January 13, 1999

         Norment Industries, Inc. and Norshield Corporation

                       COMBINED BALANCE SHEETS

               November 28, 1998 and February 28, 1998


                               ASSETS
                                        November 28,     February 28,
                                           1998              1998
                                        -----------      -----------

CURRENT ASSETS:

  Cash                                  $   12,500        $  10,622
  Accounts receivable, less allowance
   for doubtful accounts of $105,430
   and $182,356, respectively           14,879,814       18,030,989
  Unbilled retainage                     5,224,124        4,660,764
  Other receivables                         63,510            8,209
  Costs and estimated earnings in
   excess of billings on uncompleted
   contracts                             2,696,555        1,354,987
  Inventory                              3,013,370        3,165,133
  Prepaid expenses                          18,407           16,557
  Deferred income taxes                    458,232          430,529
                                       -----------      -----------
         Total current assets           26,366,512       27,677,790
                                       -----------      -----------

PROPERTY, PLANT, AND EQUIPMENT, at cost:

  Land and buildings                     1,551,238        1,542,439
  Leasehold improvements                   407,741          395,446
  Machinery and equipment                2,280,599        2,052,655
  Office equipment and furniture         1,067,068        1,899,037
  Vehicles                                  86,925           88,681
  Construction in progress                 895,100          186,141
                                         ---------       ----------
                                         6,288,671        6,164,399
  Less accumulated depreciation and
   amortization                          2,500,583        3,753,994
                                       -----------       ----------

    Net property, plant, and equipment   3,788,088        2,410,405
                                       -----------       ----------
    Total assets                       $30,154,600      $30,088,195
                                       ===========      ===========


                    LIABILITIES AND NET ASSETS

LIABILITIES:
   Accounts payable                    $ 2,969,303       $3,918,258
   Accrued expenses                      1,112,047          631,261
   Billings in excess of costs and
      estimated earnings on
      uncompleted contracts              4,321,680        3,771,491
                                       -----------      -----------
         Total liabilities               8,403,030        8,321,010

COMMITMENTS AND CONTINGENCIES

NET ASSETS                              21,751,570       21,767,185
                                       -----------      -----------
    Total liabilities and net assets   $30,154,600      $30,088,195
                                       ===========      ===========



The accompanying notes are an integral part of these combined balance sheets.

         Norment Industries, Inc. AND Norshield Corporation

                    COMBINED STATEMENTS OF INCOME

for the Nine Months ended November 28, 1998 and the Fiscal years ended February 28, 1998 and March 1, 1997


                               November 28,    February 28,    March 1,
                                  1998            1998           1997
                               ------------    ------------   ----------
                               (Nine Months)    (52 Weeks)    (52 Weeks)

NET SALES                      $ 58,652,229    $ 75,419,212  $72,405,279

COST OF GOODS SOLD               46,755,255      60,322,813   57,970,745
                               ------------    ------------  -----------
    Gross margin                 11,896,974      15,096,399   14,434,534


SELLING, GENERAL, AND
  ADMINISTRATIVE EXPENSES         8,841,118      10,990,913    9,938,738

CORPORATION ALLOCATION              346,989         448,992      506,295
                                -----------     -----------   ----------
       Operating income           2,708,867       3,656,494    3,989,501


INTERCOMPANY INTEREST EXPENSE     1,181,386       1,543,824    1,243,824
                                -----------     -----------   ----------

INCOME BEFORE PROVISION FOR
 INCOME TAXES                     1,527,481       2,112,670    2,745,677


PROVISIONS FOR INCOME TAXES         445,944         505,357      992,524
                                -----------      ----------   ----------

NET INCOME                      $ 1,081,537      $1,607,313   $1,753,153
                                ===========      ==========   ==========

EARNINGS PER SHARE:
  Basic and diluted             $       983      $    1,461    $   1,594
                                ===========      ==========   ==========


WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  Basic and diluted                   1,100           1,100        1,100
                                ===========      ==========    =========


The accompanying notes are an integral part of these combined statements.


         Norment Industries, Inc. and Norshield Corporation

                  COMBINED STATEMENTS OF NET ASSETS

          for the nine months ended November 28, 1998, and

     the fiscal years ended February 28, 1998 and March 1, 1997

BALANCE, March 2, 1996                  $14,222,022

  Net income                              1,753,153
  Intercompany funding                    2,573,878
                                        -----------

BALANCE, March 1, 1997                   18,549,053

  Net income                              1,607,313
  Intercompany funding                    1,610,819
                                        -----------

BALANCE, February 28, 1998               21,767,185

  Net income                              1,081,537
  Intercompany funding                   (1,097,152)
                                        -----------

BALANCE, November 28, 1998              $21,751,570
                                        ===========


The accompanying notes are an integral part of these combined statements.

         Norment Industries, Inc. and Norshield Corporation

                  COMBINED STATEMENTS OF CASH FLOWS

           for the nine months ended November 28, 1998 and

     the fiscal years ended February 28, 1998 and March 1, 1997


                             November 28,    February 28,    March 1,
                                1998            1998           1997
                             ------------    ------------   ----------
                             (Nine Months)    (52 Weeks)     (52Weeks)

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income                 $ 1,081,537     $ 1,607,313     $1,753,153
  Adjustments to reconcile
    net income to net cash
    provided by (used in)
    operating activities:

       Depreciation and
        amortization             375,121         497,591        554,245
       Gain on sale of
        property, plant,
        and equipment            (48,658)         (4,667)             0
       Deferred income taxes     (27,703)       (156,114)        92,903

  Changes in assets and liabilities:
    Accounts receivable        3,151,175       4,945,362    (10,882,758)
    Unbilled retainage          (563,360)       (131,171)      (569,760)
    Other receivables            (55,301)         (8,209)        16,597
    Costs and estimated earnings
      in excess of billings on
      uncompleted contracts   (1,341,568)         (5,760)      (168,395)
    Inventory                    151,763        (585,956)      (768,913)
    Prepaid expenses              (1,850)         (1,335)             0
    Accounts payable            (948,955)     (3,403,903)     3,393,875
    Accrued expenses             480,786          32,390        189,919
    Billings in excess of costs
      and estimated earnings on
      uncompleted contracts      550,189      (3,842,416)     4,081,042
                              ----------       ---------      ---------
       Total adjustments       1,721,639      (2,664,188)    (4,061,245)

                              ----------       ---------      ---------
       Net cash flows provided
        by (used in) operating
        activities             2,803,176      (1,056,875)    (2,308,092)
                              ----------       ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds on sales of property,
    plant, and equipment          48,658           9,030              0
  Capital expenditures        (1,752,804)       (552,352)      (276,808)
                              ----------        --------       --------
     Net cash flows used in
     investing activities     (1,704,146)       (543,322)      (276,808)
                              ----------        --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayments) on
   intercompany funding       (1,097,152)      1,610,819      2,573,878
                              ----------       ---------      ---------

     Net cash flows provided
     by (used in) financing
     activities               (1,097,152)      1,610,819      2,573,878
                              ----------       ---------      ---------

NET INCREASE (DECREASE) IN CASH    1,878          10,622        (11,022)

CASH, beginning of period         10,622               0         11,022
                              ----------       ---------      ---------
CASH, end of period           $   12,500       $  10,622       $      0
                              ==========       =========      =========


The accompanying notes are an integral part of these combined statements.



         Norment Industries, Inc. and Norshield Corporation

               NOTES TO COMBINED FINANCIAL STATEMENTS

               November 28, 1998 and February 28, 1998


1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Norment Industries, Inc. ("Norment"), a wholly owned subsidiary of Apogee Enterprises, Inc. ("Apogee") and headquartered in Montgomery, Alabama, is a comprehensive security and detentions systems manufacturer, integrator, and contractor, which operates through four divisions. SESCO, located in Montgomery, Alabama, is a systems integrator, providing both physical security and installation of electronic systems to the corrections market. Trentech, also located in Montgomery, Alabama, designs and manufactures custom electronic security systems primarily for the corrections industry. Products and services provided by Trentech include electronic control and annunciation systems, graphic control panels, touch-screen control systems, badging and video ID systems, access control systems, custom command centers, close-circuit television, and perimeter and intrusion detection systems. Airteq, located in Portland, Oregon, designs and manufactures pneumatic security locks and sliding door locking devices. Airteq also manufactures mechanical and electro-mechanical locks, as well as a complete line of door hardware. EMSS, located in Livermore, California, is a leading detention systems contractor primarily serving the West Coast. The operations of EMSS are essentially the same as the services offered by SESCO and Trentech. EMSS provides a single point of responsibility for engineering and integrating all the critical security components into the overall construction for the facilities including hardware, hollow metal, bullet-resistant glass, and the electronic controls system.

Norshield Corporation ("Norshield" and collectively with Norment, the "Companies"), also a wholly owned subsidiary of Apogee and located in Montgomery, Alabama, is one of the world's largest manufacturers and suppliers of ballistic, attack, and blast-resistant products. Norshield manufactures and supplies a full line of detention equipment, including detention furnishings, custom security windows, control room framing, bullet-resistant aluminum enclosures, woven rod mesh, security hardware, and pneumatic locking systems.

As further discussed in Note 10, Norment and Norshield were acquired from Apogee by CompuDyne Corporation ("CompuDyne") effective November 28, 1998. The accompanying combined financial statement presentation includes the accounts of Norment and Norshield. All significant transactions between the Companies have been eliminated. Excluded from the presentation are the accounts of VoiceTrack, a division of Norment, which was not acquired by CompuDyne.


2. SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year-End

Prior to November 28, 1998, the Companies were on a 52/53 week year ending on the Saturday closest to February 28. As a result of the business combination (see Note 10), the Companies' financial reporting year will become December 31 to conform with CompuDyne.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain estimates used by management are susceptible to significant changes in the economic environment. These include estimates of percentage-completion on long-term contracts and valuation allowances for contract accounts receivable. Actual results could differ from those estimates.

Inventory

Inventory is valued at the lower of cost or market, which approximates first-in, first-out ("FIFO") cost.


Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost less accumulated depreciation and amortization and include expenditures for major renewals and betterments that substantially increase the useful lives of existing assets. Maintenance and repairs are charged to expense as incurred.
Upon sale, retirement, or other disposition of these assets, the cost and related accumulated depreciation are removed from the respective accounts, and the related gain or loss is credited or charged to income. Depreciation is computed using the straight-line method over the estimated service lives of the depreciable assets as follows:


         Buildings                            20-40 years
         Leasehold improvements               Life of lease
         Machinery and equipment              5-10 years
         Office equipment and furniture       3-7 years
         Vehicles                             3-7 years


Long-Term Contracts and Revenue Recognition

Long-term contract earnings are recognized on the percentage of completion method whereby that portion of the total contract price is recognized based on the percentage of costs incurred to date to total estimated costs. Revisions in revenue, costs, and profit estimates occurring during the course of a contract are reflected from the time the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Costs and estimated earnings in excess of billings on uncompleted contracts represent the excess of contract revenues recognized to date over billings to date on certain contracts. Billings in excess of costs and estimated earnings on uncompleted contracts represent the excess of billings to date over the amount of revenue recognized to date on the remaining contracts.


Income Taxes

The Companies have not filed their own income tax returns, but have been included in the consolidated federal and state income tax returns of Apogee. The provisions for income taxes are based on the Companies' income before taxes and represent assessments by Apogee which approximate taxation of the Companies as if they were stand-alone taxpayers. The Companies also recognize deferred tax assets and liabilities based upon temporary differences between financial and tax reporting. Recognition of deferred tax asset balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences will be realized.

Foreign Exchange Risk

The Companies enter into forward currency exchange contracts in order to manage specific foreign currency exposures related to foreign construction contracts, receivables, and cash denominated in foreign currencies. At November 28, 1998, the Companies had forward contracts maturing at various dates, the last of which is August 17, 1999, with a value of approximately $2,400,000. Gains and losses on forward contracts related to cash and receivables are recognized currently, while gains and losses related to construction projects are deferred and accounted for as a part of the related transaction.

Fair Value of Financial Instruments

In preparing disclosures about the fair value of financial instruments, management has determined that the carrying amount approximates fair value for current financial instruments due to the short maturities of those instruments.

Net Assets

For purposes of the combined financial statement presentation, Net Assets consist of the Companies' capital stock accounts and Apogee's intercompany investment in each subsidiary, as follows:

                                     November 28,      February 28,
                                        1998              1998
                                     ------------     ------------
Norment common stock, $.01 par
 value, 1,000 shares
 authorized, issued, and
 outstanding                         $       10         $       10

Norshield common stock, $.01 par
 value, 100 shares authorized,
 issued, and outstanding                      1                  1

Retained earnings and
 intercompany funding                21,751,559         21,767,174
                                    -----------        -----------
                                    $21,751,570        $21,767,185
                                    ===========        ===========


Earnings Per Share

In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share. SFAS No. 128 replaced the presentation of primary EPS with the presentation of basic EPS.
It also requires dual presentation of basic and diluted EPS.
Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock are exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

For purposes of presenting combined EPS for the Companies on a stand-alone basis, the number of common shares outstanding for each of the Companies were added together and divided into the income available to common stockholders. There were no dilutive shares, and as such, the computation of basic and diluted EPS is the same.


New and Pending Accounting Pronouncements

In June 1997, the FASB issued SFAS No. 130, Reporting
Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The adoption of SFAS No. 130 did not have a material impact on the Companies' combined financial reporting.


In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes new standards for segment reporting, using the "management approach," in which reportable segments are based on the same criteria or which management disaggregates a business for making operating decisions and assessing performance. As separate subsidiaries of Apogee, the Companies were considered to be a single segment by Apogee. As subsidiaries, presentation of segment information is not required.

In July 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes the accounting definition of a derivative and specifies measurements, recognition, and disclosure of changes in the fair value of derivatives (hedges) held by a company. This standard will require derivatives designated as hedges to be recorded on the balance sheet at fair value with the change in fair value of the underlying hedged item. This standard will be adopted by the Companies in the year 2000 and is not expected to have a material impact on the Companies' combined balance sheets or results of operations.


3. RECEIVABLES

Accounts receivable and unbilled retainage consist of the following at November 28, 1998 and February 28, 1998:

                                       November 28,      February 28,
                                           1998              1998
                                       ------------      ------------

Contract receivables:
   Billed:
     Completed contracts and in
       progress                        $ 13,639,748       $15,812,028
     Retained                             1,345,496         2,401,317
                                       ------------      ------------
         Total billed                    14,985,244        18,213,345
         Less allowance for
          doubtful accounts                (105,430)         (182,356)
                                       ------------      ------------
         Accounts receivable, net        14,879,814        18,030,989
 Unbilled retainage                       5,224,124         4,660,764
                                       ------------      ------------
 Net accounts receivable               $ 20,103,938       $22,691,753
                                       ============      ============



4.  COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Information with respect to contracts in process at November 28, 1998 and February 28, 1998 is as follows:

                                       November 28,      February 28,
                                           1998              1998
                                       ------------      ------------

Costs and estimated earnings on
 uncompleted contracts                 $114,083,810      $ 93,490,075

Less billings on uncompleted
 contracts                              115,708,935        95,906,579
                                       ------------      ------------
                                       $ (1,625,125)     $ (2,416,504)
                                       ============      ============


Contracts in process are included in the combined balance sheets under the following captions:

                                       November 28,      February 28,
                                           1998             1998
                                       ------------      ------------

Costs and estimated earnings in
 excess of billings on
 uncompleted contracts                 $ 2,696,555        $1,354,987

Billings in excess of costs and
 estimated earnings on
 uncompleted contracts                   4,321,680         3,771,491
                                       -----------       -----------
                                       $(1,625,125)      $(2,416,504)
                                       ===========       ===========


5.  TRANSACTIONS WITH RELATED PARTIES

In addition to participation in the benefit plans described in
Note 7, the Companies are parties to a number of transactions with their parent, Apogee.

The Companies have an arrangement whereby an affiliate of Apogee provides various accounting and management services to the Companies. Allocated costs for these management functions totaled $346,989 for the period ended November 28, 1998 and $448,992 and $506,295 for the fiscal years ended February 28, 1998 and March 1, 1997, respectively. Certain of these accounting and information management services will continue to be provided by the Apogee affiliate subsequent to the closing of the CompuDyne transaction until a plan of conversion to CompuDyne systems can be completed.

Apogee provides funding to the Companies through a combination of intercompany debt and temporary equity funding. Interest assessments for intercompany funding deemed to be debt by Apogee totaled $1,181,386 for the period ended November 28, 1998 and $1,543,824 and $1,243,824 for the fiscal years ended February 28, 1998 and March 1, 1997, respectively.

Related to a contract Apogee was fulfilling, the Companies recorded sales of $1,011,154 and costs of goods sold of $709,714 during the fiscal year ended March 1, 1997. There were no material sales to or purchases from Apogee in periods subsequent to fiscal 1997.

6. INCOME TAXES

A summary of the components of the provision for income taxes for the nine months ended November 28, 1998 and the fiscal years ended February 28, 1998 and March 1, 1997 is as follows:

                                November 28,   February 28,   March 1,
                                   1998           1998          1997
                                ------------   ------------   --------

Federal:
   Current                      $ 437,577      $ 611,097      $ 831,111
   Deferred                       (25,593)      (144,225)        85,828
                                ---------      ---------      ---------
                                  411,984        466,872        916,939
                                ---------      ---------      ---------
State:
   Current                         36,070         50,374         68,510
   Deferred                        (2,110)       (11,889)         7,075
                                ---------      ---------      ---------
                                   33,960         38,485         75,585
                                ---------      ---------      ---------
Provision for income taxes      $ 445,944      $ 505,357       $992,524
                                =========      =========      =========


The provision for income taxes differs from the amounts computed by applying federal statutory rates due to the following:

                                November 28,   February 28,   March 1,
                                   1998           1998          1997
                                ------------   ------------   --------


Tax provision computed at the
 federal statutory rate (34%)   $ 534,618      $ 739,435       $960,987

Effect of foreign sales          (133,174)      (290,022)       (45,541)

Effect of state income taxes,
 net of benefits                   22,074         25,015         49,130

Other                              22,426         30,929         27,948
                                ---------      ---------      ---------
                                $ 445,944      $ 505,357       $992,524
                                =========      =========      =========


Temporary differences which create net deferred tax assets at November 28, 1998 and February 28, 1998 are as follows:

                                       November 28,      February 28,
                                           1998              1998
                                       ------------      ------------
Depreciation                           $ (208,740)        $(187,975)
Inventory                                 159,833           220,242
Organization costs                        228,948           244,480
Warranty reserve                          161,943            61,902
Other accrued expenses                    116,248            91,880
                                       ----------        ----------
Deferred tax assets, net               $  458,232         $ 430,529
                                       ==========        ==========

7. EMPLOYEE BENEFIT PLANS

Prior to November 28, 1998, the Companies participated in Apogee's qualified defined contribution pension plan, which covers substantially all full-time nonunion employees. Contributions to the Plan are based on a percentage of employees' base earnings. Apogee makes deposits with the trustee on behalf of the Companies' participants on an annual basis. The Companies' contributions to the Plan were $209,940, $258,589, and $234,844 for the nine months ended November 28, 1998 and the fiscal years ended February 28, 1998 and March 1, 1997, respectively.

Prior to November 28, 1998, the Companies also participated in Apogee's 401(k) savings plan, which allows all employees to contribute 1% to 13% of their annual compensation subject to Internal Revenue Service limitations. Apogee matches 30% of employee contributions up to the first 6% contributed. The Companies' expense related to this plan was $83,104, $100,914, and $89,021 for the nine months ended November 28, 1998 and the fiscal years ended February 28, 1998 and March 1, 1997, respectively.

8. OPERATING LEASES

The Companies have operating leases for buildings and equipment.
Minimum future rental payments for all operating leases having remaining terms in excess of one year are as follows:

Fiscal year ending in:
        1999               $ 363,015
        2000                 153,336
        2001                  31,002
                           ---------
                           $ 547,353
                           =========

Total rental expense amounted to $205,099, $236,465, and $238,945 for the nine months ended November 28, 1998 and the fiscal years ended February 28, 1998 and March 1, 1997, respectively.


9. COMMITMENTS AND CONTINGENCIES

The Companies are party to various legal proceedings incidental to normal operating activities. In particular, like others in the construction industry, the Companies' construction business is routinely involved in various disputes and claims arising out of the construction projects. Although it is impossible to predict the outcome of such proceedings, management of the Companies believes that any resulting liability will not have a material effect on its financial position or results of future operations.


10.  BUSINESS COMBINATION

Effective November 28, 1998, CompuDyne acquired all of the capital stock of Norment and Norshield from Apogee for a total purchase price approximating $22.5 million. The transaction, which provided for the retention by Apogee of Norment's VoiceTrack division, certain contracts, cash, and certain scheduled liabilities, closed November 30, 1998, subject to adjustments for working capital as of the effective date.



Item 7(b)

PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated condensed financial statements give effect to the December 3, 1998 acquisition of Norment and Norshield by CompuDyne Corporation. The pro forma consolidated condensed balance sheet gives effect to the transaction as if it had been consummated on November 28, 1998 and the pro forma consolidated condensed statements of operations give effect to the transaction as if it had been in effect throughout the fiscal year ended December 31, 1997 and the nine month period ended September 30, 1998. The unaudited pro forma financial statements have been adjusted for the purchase method of accounting whereby the assets and liabilities of Norment and Norshield are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited pro forma financial statements may differ from the amounts ultimately
determined.   The information should be read in conjunction with
the accompanying notes and the separate financial statements of Norment and Norshield included herein.

The following unaudited pro forma condensed statements of operations are based on assumptions and estimates and are not necessarily indicative of what the actual results of operations of CompuDyne would have been assuming such transactions had been completed as of January 1, 1997, nor do they purport to represent the results of operations for future periods. Further, the unaudited pro forma condensed statement of operations for the interim period ended September 30, 1998 is not necessarily indicative of the results of operations for the full year.



                          COMPUDYNE CORPORATION

             UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                    (In thousands, except share data)

                                     As of
                          As       11/28/98
                       of 9/30/98  Norment/    Adjust-    Pro
                       CompuDyne   Norshield    ments    Forma
                       ---------   ---------   ------    -----
Cash and cash
 equivalents           $     -     $     12    $  (2)[3] $    10
Accounts receivable
 trade                   4,648       15,049        -      19,697
Less - allowance for
 doubtful accounts         (35)        (104)       -        (139)
Accounts receivable
 long term contracts     1,306        5,224        -       6,530
Finished goods inventory    89            -        -          89
Work in progress           291        2,697      350[1]    3,338
Raw materials and
 supplies                1,052        3,013        -       4,065
Less - inventory
 reserve                  (310)           -        -        (310)
Prepaid expenses            97           18        -         115
Other                        -          458        -         458
                         -----        -----    -----       -----
Current Assets           7,138       26,367      348      33,853

Noncurrent debt of
 related parties            60            -        -          60
Deferred tax asset         144            -        -         144
Property, plant &
 equipment at cost       1,612        6,289     (653)[1]   7,248
Less accumulated
 depreciation             (781)      (2,501)   2,501[1]     (781)
Goodwill and other
 intangible assets          62            -        -          62
Other assets                78            -      (50)[2]      28
                       -------     --------  -------     -------
TOTAL ASSETS           $ 8,313     $ 30,155  $ 2,146     $40,614
                       =======     ========  =======     =======


Accounts payable
 - trade               $ 2,141     $  2,969  $     -     $ 5,110
Accounts payable
 - interco                   6            -        -           6
Accounts payable
 - other                    23            -      300[1]      323
Bank loan payable        1,702            -       98[1]    1,800
Accrued expenses           923        1,112        -       2,035
Billings in excess
 of costs                    -        4,322        -       4,322
Accrued income taxes       246            -        -         246
Current portion of notes
 payable - related
 parties                    20            -        -          20
                        ------       ------     ----      ------
Current Liabilities      5,061        8,403      398      13,862

Long term pension
 liability                 494            -        -         494
Long term debt
 (LaSalle)                   -            -   11,500[1]   11,500
Long term debt to
 related parties            20            -        -          20
Subordinated note
 (Blair)                     -            -    9,000[1]    9,000
Other long term
 liabilities               191            -        -         191
                       -------      -------  -------     -------
TOTAL LIABILITIES      $ 5,766      $ 8,403  $20,898     $35,067


Common stock             3,093           -       807[1]    3,900
Other capital            8,203           -     2,193[1]   10,396
Receivable
 - management              (90)          -         -         (90)
Treasury shares           (120)          -         -        (120)
Retained earnings       (8,539)     21,752   (21,752)[4]  (8,539)
                       -------     -------   -------     -------
TOTAL EQUITY             2,547      21,752   (18,752)      5,547
                       -------     -------   -------     -------
TOTAL LIABILITIES
 AND EQUITY            $ 8,313     $30,155   $ 2,146     $40,614
                       =======     =======   =======     =======



See Notes to Unaudited Pro forma Consolidated financial Statements



                          COMPUDYNE CORPORATION
        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (TWELVE MONTHS)
                    (In thousands, except share data)

                             Twelve Months Ended
                             12/31/97    2/28/98
                                         Norment/   Adjust-      Pro
                             CompuDyne   Norshield    ments     Forma
                             ---------   ---------   -------    -----
Net sales                    $ 20,016    $ 75,419    $   -     $ 95,435
Cost of goods sold             16,538      60,323        -       76,861
                             --------    --------    -----     --------
Gross margin                    3,478      15,096        -       18,574


Selling, general and
 administrative expenses        2,726      11,440     (147)      14,019
                                                     [5,6,8]
Research and development          172           -                   172
Interest expense                   62       1,544      656[7]     2,262
Other income                      (20)          -       -           (20)
                              -------     -------    -----       ------
Income before tax provision       538       2,112     (509)       2,141

Income tax provision (benefit)   (158)        505     (394)[9]      (47)
                              -------     -------    -----       ------
Net income                    $   696     $ 1,607    $(115)      $2,188
                              =======     =======    =====       ======

Basic earnings per share:
   Net income                 $   .23                            $  .57

Weighted average number of
   common shares outstanding    3,005                             4,063

Diluted earnings per share:
   Net income                 $   .16                             $ .49

Weighted average number of
   common shares and
   equivalents                  4,364                             4,124


See Notes to Unaudited Pro forma Consolidated Financial Statements.





                          COMPUDYNE CORPORATION
        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                              (NINE MONTHS)
                    (In thousands, except share data)

                             Nine Months Ended
                             9/30/98     11/28/98
                                         Norment/    Adjust-     Pro
                             CompuDyne   Norshield    ments     Forma
                             ---------   ---------   -------   -------
Net sales                    $18,183     $58,652     $    -    $76,835
Cost of goods sold            14,907      46,755          -     61,662
                             -------     -------     ------    -------
Gross margin                   3,276      11,897          -     15,173

Selling, general and
 administrative expenses       2,298       9,188       (120)    11,366
                                                     [10,11,13]
Research and development         181           -          -        181
Interest expense                  82       1,181        469[12]  1,732
Other income                     (18)          -          -        (18)
                             -------     -------     ------     ------
Income before tax provision      733       1,528       (349)     1,912
Income tax provision (benefit)   228         446       (286)[14]   388
                             -------     -------     ------     ------
Net income                   $   505     $ 1,082     $  (63)    $1,524
                             =======     =======     ======     ======
Basic earnings per share:
   Net income                $   .13                            $  .40

Weighted average number
   of common shares
   outstanding                 3,845                             4,849

Diluted earnings per share:
   Net income                $   .11                            $  .34

Weighted average number
   of common shares
   and equivalents             4,447                             5,031


See Notes to Unaudited Pro forma Consolidated Financial Statements.




                          COMPUDYNE CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1

     The adjustments to the unaudited pro forma consolidated balance sheet as of 9/30/98 are as follows:

(1) To reflect payment of purchase price of $22,500,000 with bank loans and the sale of unregistered common stock.

(2)  To accrue transaction costs of acquisition.

(3) To recognize cash received for sale of stock to financier and to pay down bank line of credit with cash from stock sold to financier.

(4)  To eliminate the equity of Norment and Norshield.

     The adjustments to the unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 are as follows:

(5)  To record depreciation expense associated with acquired assets.

(6)  To remove intercompany charges from Norment's former parent.

(7) To record interest expense related to the bank financing for the acquisition.

(8) To record expense for administrative services provided by Norment's former parent.

(9)  To adjust the income tax provision.

     The adjustments to the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1998.

(10) To record depreciation expense associated with acquired assets.

(11) To remove intercompany charges from Norment's former parent.

(12) To record interest expense related to the bank financing for the acquisition.

(13) To record expense for administrative services provided by Norment's former parent.

(14) To adjust the income tax provision.




NOTE 2

     The pro forma statements of operations exclude the estimated non-recurring merger costs of approximately $1,400,000.



Item 7(c) of the Registrant's Current Report on Form 8-K is amended by adding to the list of exhibits set forth therein a new
Exhibit 23 as follows:


Exhibit (23) Consent of Arthur Andersen LLP, dated February 16, 1999, to use in this Report on Form 8-K of its Report, dated January 13, 1999, on the financial statements of Norment Industries, Inc. and Norshield Corporation.

                  --------------------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereto duly authorized.


                            COMPUDYNE CORPORATION

Dated: February 16, 1999     By:  /s/ William C. Rock
                                 William C. Rock
                            Its: Chief Financial Officer



INDEX TO EXHIBITS

Exhibit (23) Consent of Arthur Andersen LLP, dated February 16,
1999.